Exhibit 99.1
Enphase Energy Reports Financial Results for the First Quarter of 2022
FREMONT, Calif., April 26, 2022 - Enphase Energy, Inc. (NASDAQ: ENPH), a global energy technology company and the world’s leading supplier of microinverter-based solar and battery systems, announced today financial results for the first quarter of 2022, which included the summary below from its President and CEO, Badri Kothandaraman.
We reported record quarterly revenue of $441.3 million in the first quarter of 2022, along with 41.0% for non-GAAP gross margin. We shipped approximately 2,838,693 microinverters, or 1,029 megawatts DC, and 120.4 megawatt hours of Enphase IQ™ Batteries.
Financial highlights for the first quarter of 2022 are listed below.
•Record quarterly revenue of $441.3 million
•GAAP gross margin of 40.1%; non-GAAP gross margin of 41.0%
•GAAP operating income of $61.8 million; non-GAAP operating income of $114.5 million
•GAAP net income of $51.8 million; non-GAAP net income of $109.7 million
•GAAP diluted earnings per share of $0.37; non-GAAP diluted earnings per share of $0.79
•Cash flow from operations of $102.4 million
•Ending cash, cash equivalents, and marketable securities balance of $1.1 billion
Our revenue and earnings for the first quarter of 2022 are provided below, compared with those of the prior quarter and the year ago quarter:
(In thousands, except per share data and percentages)

	GAAP			Non-GAAP
	Q1 2022	Q4 2021	Q1 2021	Q1 2022	Q4 2021	Q1 2021
Revenue	$441,292	$412,719	$301,754	$441,292	$412,719	$301,754
Gross margin	40.1%	39.6%	40.7%	41.0%	40.2%	41.1%
Operating expenses	$115,149	$105,619	$61,563	$66,250	$68,182	$43,699
Operating income	$61,824	$57,695	$61,386	$114,529	$97,725	$80,232
Net income	$51,821	$52,591	$31,698	$109,670	$102,779	$78,702
Basic EPS	$0.39	$0.39	$0.24	$0.82	$0.76	$0.60
Diluted EPS	$0.37	$0.37	$0.22	$0.79	$0.73	$0.56
Our total revenue increased 7% compared to the fourth quarter of 2021. Our microinverter unit shipments were down 6%, compared to the fourth quarter of 2021. Our IQ Battery shipments were up 20%, compared to the fourth quarter of 2021. Our non-GAAP gross margin was 41.0% in the first quarter of 2022, compared to 40.2% in the fourth quarter of 2021, driven by reduced expedite costs.
Non-GAAP operating expenses were $66.3 million in the first quarter of 2022, compared to $68.2 million in the fourth quarter of 2021, primarily due to lower marketing spend. Non-GAAP operating income was $114.5 million in the first quarter of 2022, compared to $97.7 million in the fourth quarter of 2021.
We exited the first quarter of 2022 with $1.1 billion in cash, cash equivalents, and marketable securities and generated $102.4 million in cash flow from operations in the first quarter of 2022. Capital expenditures were $12.4 million in the first quarter of 2022, compared to $13.2 million in the fourth quarter of 2021.

Shipments of IQ8™ Microinverters continued to ramp strongly in the first quarter of 2022. IQ8 Microinverters can form a microgrid during a power outage using only sunlight, providing backup power even without a battery. IQ8’s grid-forming technology eliminates traditional ratio requirements between solar system size and battery size. And, with our Sunlight Jump Start™ feature, IQ8 Microinverters can restart a home energy system using sunlight only after prolonged grid outages that may result in a fully depleted battery.
Shipments of IQ™ Batteries increased to 120.4 megawatt hours in the first quarter of 2022, compared to 100.2 megawatt hours in the fourth quarter of 2021. We shipped batteries to the U.S., Germany, and Belgium during the first quarter, and continued to make several updates to improve the installer and homeowner experience. We now have more than 1,300 installers in the U.S. that are certified to install our batteries.
In March of 2022, we acquired SolarLeadFactory LLC, which provides high-quality leads to solar installers in the U.S. Our objective is to substantially increase lead volumes and improve conversion rates to drive down the customer acquisition costs for our installers. This was our fourth acquisition to strengthen the installer platform, with the prior acquisitions focused on solar design and proposal software, permitting services, and operations and maintenance (O&M) software. We aim to create an end-to-end installer platform to simplify installers’ lives by reducing soft costs and manual processes.
BUSINESS HIGHLIGHTS
On Feb. 28, 2022, Enphase Energy announced steady growth in its Enphase Installer Network (EIN) in Victoria, Australia due to market-leading partner support, state-run initiatives, and growing homeowner demand for safer, smarter, and more reliable solar systems.
On March 21, 2022, Enphase Energy announced that installers in Spain have seen an increase in deployments of residential solar energy systems, powered by IQ7+™ and IQ7A™ Microinverters. Residential solar deployments in Spain are growing exponentially as favorable regulatory developments and high electricity prices are motivating homeowners to make the switch to a more sustainable clean energy generation.
On March 28, 2022, Enphase Energy announced that Vermont-based utility Green Mountain Power (GMP) will offer Enphase® Energy Systems to its customers in a cutting-edge battery lease grid services pilot program. Homeowners can also enroll in GMP’s “Bring Your Own Device” grid services program, which enables customers with their own Enphase Energy Systems to participate and earn an up-front incentive.
On April 4, 2022, Enphase Energy announced it has expanded its nearly 15-year relationship with global diversified manufacturer Flex®. Starting in the first quarter of 2023, Flex’s factory in Timisoara, Romania will begin manufacturing Enphase microinverters for the European market, addressing the region’s rapid growth and demand for residential solar due to rising energy prices and the increased adoption of electric vehicles and heat pump technology.
On April 11, 2022, Enphase Energy announced the launch of its EIN in France. The EIN is a network of highly experienced installers that have a proven track-record of delivering exceptional homeowner experiences using Enphase products.
Enphase Energy recently announced that installers in South Carolina, Iowa, Nevada, Oklahoma, Wisconsin, Oregon, New Jersey, Ohio, and Utah have seen growing deployments of the Enphase Energy System powered by IQ® Microinverters and IQ Batteries.
SECOND QUARTER 2022 FINANCIAL OUTLOOK
For the second quarter of 2022, Enphase Energy estimates both GAAP and non-GAAP financial results as follows:
•Revenue to be within a range of $490 million to $520 million, which includes shipments of 130 to 140 megawatt hours of Enphase IQ™ Batteries
•GAAP gross margin to be within a range of 37.0% to 40.0%; non-GAAP gross margin to be within a range of 38.0% to 41.0%, excluding stock-based compensation expenses and acquisition related amortization
•GAAP operating expenses to be within a range of $127.5 million to $130.5 million, including $57.0 million estimated for stock-based compensation expenses and acquisition related costs and amortization

•Non-GAAP operating expenses to be within a range of $70.5 million to $73.5 million, excluding $57.0 million estimated for stock-based compensation expenses and acquisition related costs and amortization
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Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this press release. To view a description of non-GAAP financial measures used and the non-GAAP reconciliation schedule for the periods presented, click here.
Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its first quarter 2022 results and second quarter 2022 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The call is open to the public by dialing (877) 644-1284; participant passcode 9774335. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s website at investor.enphase.com. Following the webcast, an archived version will be available on the website for approximately one year. In addition, an audio replay of the conference call will be available by calling (855) 859-2056; participant passcode 9774335, beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Enphase Energy’s expectations as to its second quarter of 2022 financial outlook and expense levels; the capabilities, advantages, features and performance of its technology and products, including the ability to simplify and reduce installation time; its business strategies and anticipated demand for and availability of its products and services; the impact to its installation partners and homeowners; the capabilities and performance of its partners; and the manufacture of microinverters in European market to address rapid growth. These forward-looking statements are based on Enphase Energy’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those risks described in more detail in its most recent Annual Report on Form 10-K for the year ended December 31, 2021 and other documents on file with the SEC from time to time and available on the SEC’s website at www.sec.gov. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.
A copy of this press release can be found on the investor relations page of Enphase Energy’s website at investor.enphase.com.
About Enphase Energy, Inc.
Enphase Energy, a global energy technology company based in Fremont, CA, is the world's leading supplier of microinverter-based solar and battery systems that enable people to harness the sun to make, use, save, and sell their own power—and control it all with a smart mobile app. The company revolutionized the solar industry with its microinverter-based technology and builds all-in-one solar, battery, and software solutions. Enphase has shipped more than 45 million microinverters, and over 2.0 million Enphase-based systems have been deployed in more than 135 countries. For more information, visit www.enphase.com.
© 2022 Enphase Energy, Inc. All rights reserved. Enphase Energy, Enphase, the “e” logo, IQ, IQ7+, IQ7A, IQ8, Sunlight Jump Start, and certain other names and marks are trademarks of Enphase Energy, Inc. Other names are for informational purposes and may be trademarks of their respective owners.

Contact:
Karen Sagot
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net revenues	$441,292	$412,719	$301,754
Cost of revenues	264,319	249,405	178,805
Gross profit	176,973	163,314	122,949
Operating expenses:
Research and development	35,719	31,589	21,818
Sales and marketing	41,344	44,470	19,622
General and administrative	38,086	29,560	20,123
Total operating expenses	115,149	105,619	61,563
Income from operations	61,824	57,695	61,386
Other income (expense), net
Interest income	460	414	73
Interest expense	(2,736)	(12,689)	(7,329)
Other income (expense), net	(2,141)	5,236	573
Loss on partial settlement of convertible notes (1)	—	(115)	(56,369)
Total other expense, net	(4,417)	(7,154)	(63,052)
Income before income taxes	57,407	50,541	(1,666)
Income tax benefit (provision)	(5,586)	2,050	33,364
Net income	$51,821	$52,591	$31,698
Net income per share:
Basic	$0.39	$0.39	$0.24
Diluted	$0.37	$0.37	$0.22
Shares used in per share calculation:
Basic	134,327	134,920	131,303
Diluted	144,617	141,480	146,442

(1)    Loss on partial settlement of convertible notes of $0.1 million for the three months ended December 31, 2021, primarily relates to the non-cash loss on settlement of $1.1 million remaining aggregate principal amount of the Notes due 2024. Loss on partial settlement of convertible notes of $56.4 million for the three months ended March 31, 2021 primarily relates to the $9.5 million non-cash loss on partial settlement of $87.1 million aggregate principal amount of the Notes due 2024, $9.4 million non-cash loss on partial settlement of $217.7 million aggregate principal amount of the Notes due 2025 and $37.5 million non-cash inducement loss incurred on repurchase of Notes due 2025.

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$251,850	$119,316
Marketable securities	811,621	897,335
Accounts receivable, net	358,310	333,626
Inventory	96,436	74,400
Prepaid expenses and other assets	40,566	37,784
Total current assets	1,558,783	1,462,461
Property and equipment, net	85,073	82,167
Operating lease, right of use asset, net	19,442	14,420
Intangible assets, net	103,173	97,758
Goodwill	195,637	181,254
Other assets	120,878	118,726
Deferred tax assets, net	180,291	122,470
Total assets	$2,263,277	$2,079,256
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$104,738	$113,767
Accrued liabilities	169,146	157,912
Deferred revenues, current	68,693	62,670
Warranty obligations, current	23,960	19,395
Debt, current	87,219	86,052
Total current liabilities	453,756	439,796
Long-term liabilities:
Deferred revenues, noncurrent	202,711	187,186
Warranty obligations, noncurrent	59,619	53,982
Other liabilities	19,259	16,530
Debt, noncurrent	1,196,950	951,594
Total liabilities	1,932,295	1,649,088
Total stockholders’ equity	330,982	430,168
Total liabilities and stockholders’ equity	$2,263,277	$2,079,256

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Cash flows from operating activities:
Net income	$51,821	$52,591	$31,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,558	10,972	5,558
Provision for doubtful accounts	147	27	14
Loss on partial settlement of convertibles notes	—	115	56,369
Deemed repayment of convertible notes attributable to accreted debt discount	—	(133)	(15,579)
Non-cash interest expense	1,979	12,494	7,156
Gain on settlement of debt securities	—	(6,569)	—
Change in fair value of debt securities	1,116	111	(1,437)
Stock-based compensation	47,797	37,176	14,844
Deferred income taxes	3,165	(2,451)	(35,367)
Changes in operating assets and liabilities:
Accounts receivable	(24,224)	(58,091)	(53,719)
Inventory	(22,036)	(5,618)	6,888
Prepaid expenses and other assets	(3,042)	(8,123)	(5,040)
Accounts payable, accrued and other liabilities	(1,805)	45,396	36,376
Warranty obligations	9,906	5,417	8,640
Deferred revenues	22,061	13,859	19,440
Net cash provided by operating activities	102,443	97,173	75,841
Cash flows from investing activities:
Purchases of property and equipment	(12,375)	(13,208)	(9,940)
Purchases of marketable securities	—	(389,466)	—
Maturities of marketable securities	76,735	—	—
Investments in private companies	—	—	(25,000)
Settlement of investment in private companies	—	26,569	—
Business acquisitions, net of cash acquired	(24,625)	(180,413)	(55,239)
Net cash provided by (used in) investing activities	39,735	(556,518)	(90,179)
Cash flows from financing activities:
Issuance of convertible notes, net of issuance costs	—	—	1,189,388
Purchase of convertible note hedges	—	—	(286,235)
Sale of warrants	—	—	220,800
Principal payments and financing fees on debt	—	(272)	(1,078)
Partial repurchase of convertible notes	—	(935)	(289,233)
Repurchase of common stock	—	(300,000)	—

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Proceeds from exercise of equity awards and employee stock purchase plan	404	3,800	214
Payment of withholding taxes related to net share settlement of equity awards	(9,344)	(8,825)	(9,185)
Net cash provided by (used in) financing activities	(8,940)	(306,232)	824,671
Effect of exchange rate changes on cash and cash equivalents	(704)	(653)	(702)
Net increase (decrease) in cash and cash equivalents	132,534	(766,230)	809,631
Cash and cash equivalents—Beginning of period	119,316	885,546	679,379
Cash and cash equivalents —End of period	$251,850	$119,316	$1,489,010

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Gross profit (GAAP)	$176,973	$163,314	$122,949
Stock-based compensation	2,507	2,409	982
Acquisition related amortization	1,299	184	—
Gross profit (Non-GAAP)	$180,779	$165,907	$123,931

Gross margin (GAAP)	40.1%	39.6%	40.7%
Stock-based compensation	0.6%	0.6%	0.4%
Acquisition related amortization	0.3%	—%	—%
Gross margin (Non-GAAP)	41.0%	40.2%	41.1%

Operating expenses (GAAP)	$115,149	$105,619	$61,563
Stock-based compensation (1)	(45,290)	(34,767)	(13,862)
Acquisition related expenses and amortization	(3,609)	(2,670)	(4,002)
Operating expenses (Non-GAAP)	$66,250	$68,182	$43,699

(1) Includes stock-based compensation as follows:
Research and development	$13,729	$11,712	$5,749
Sales and marketing	13,057	13,090	3,537
General and administrative	18,504	9,965	4,576
Total	$45,290	$34,767	$13,862

Income from operations (GAAP)	$61,824	$57,695	$61,386
Stock-based compensation	47,797	37,176	14,844
Acquisition related expenses and amortization	4,908	2,854	4,002
Income from operations (Non-GAAP)	$114,529	$97,725	$80,232

Net income (GAAP)	$51,821	$52,591	$31,698
Stock-based compensation	47,797	37,176	14,844
Acquisition related expenses and amortization	4,908	2,854	4,002
Non-cash interest expense	1,979	12,494	7,156
Loss on partial settlement of convertible notes	—	115	56,369
Non-GAAP income tax adjustment	3,165	(2,451)	(35,367)
Net income (Non-GAAP)	$109,670	$102,779	$78,702

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income per share, basic (GAAP)	$0.39	$0.39	$0.24
Stock-based compensation	0.36	0.28	0.11
Acquisition related expenses and amortization	0.04	0.02	0.03
Non-cash interest expense	0.01	0.09	0.05
Loss on partial settlement of convertible notes	—	—	0.43
Non-GAAP income tax adjustment	0.02	(0.02)	(0.26)
Net income per share, basic (Non-GAAP)	$0.82	$0.76	$0.60

Shares used in basic per share calculation GAAP and Non-GAAP	134,327	134,920	131,303

Net income per share, diluted (GAAP)	$0.37	$0.37	$0.22
Stock-based compensation	0.34	0.27	0.11
Acquisition related expenses and amortization	0.04	0.02	0.03
Non-cash interest expense	0.02	0.09	0.05
Loss on partial settlement of convertible notes	—	—	0.40
Non-GAAP income tax adjustment	0.02	(0.02)	(0.25)
Net income per share, diluted (Non-GAAP) (2)	$0.79	$0.73	$0.56

Shares used in diluted per share calculation GAAP	144,617	141,480	146,442
Shares used in diluted per share calculation Non-GAAP (3)	139,289	140,680	141,746

Net cash provided by operating activities (GAAP)	$102,443	$97,173	$75,841
Purchases of property and equipment	(12,375)	(13,208)	(9,940)
Deemed repayment of convertible notes due 2024 and notes due 2025 attributable to accreted debt discount	—	133	15,579
Free cash flow (Non-GAAP)	$90,068	$84,098	$81,480

(2)    Calculation of non-GAAP diluted net income per share for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, excludes convertible notes due 2023 interest expense, net of tax of less than $0.1 million in each period from non-GAAP net income.
(3)    Effect of dilutive in-the-money portion of convertible senior notes and warrants are included in the GAAP weighted-average diluted shares in periods where the Company has GAAP net income. The Company excluded the in-the-money portion of convertible notes due 2024 totaling 38 thousand shares and 2,984 thousand shares in the three months ended December 31, 2021 and March 31, 2021, respectively, from non-GAAP weighted-average diluted shares as the Company entered into convertible note hedge transactions that reduce potential dilution to the Company’s common stock upon any conversion of the notes due 2024. The Company excluded the in-the-money portion of convertible notes due 2025 totaling 1,253 thousand shares, 763 thousand shares and 1,713 thousand shares in the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively, from non-GAAP weighted-average diluted shares as the Company entered into convertible note hedge transactions that reduce potential dilution to the Company’s common stock upon any conversion of the notes due 2025.